U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COFFEE PACIFICA, INC.

(Name of small business issuer in its charter)

Nevada	100 (Agricultural Production - Crops)	46-0466417
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Suite 201-133 East 8th Ave., Vancouver, B.C., V5T 1R8, Canada

(604) 274-8004

(Address and telephone number of principal executive offices)

Parsons Law Firm

500 108th Ave. NE, Suite 1710

Bellevue, WA 98004

(425)-451-8036

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered
	Proposed Amount to be registered per unit	Proposed maximum offering price	Maximum aggregate offering	Amount of Registration fee
Common	1,000,000	$1.00[1]	$1,000,000	$92.00
Common	1,050,916	$1.00[1]	$1,050,916	$96.68
(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COFFEE PACIFICA, INC.

2,050,916 Shares of $.001 Par Value Common Stock

Dated December 2, 2002

This is a public offering of 2,050,916 shares of Common Stock of Coffee Pacifica, Inc. ("Coffee Pacifica"). The shareholders listed on pages 11 through 35 are selling 1,050,916 of those shares. None of these securities holders are Officers, Directors, or significant investors in the Company.

Before this registration, there has been no public market for the shares of Common Stock. It is unlikely that an active public trading market can be established or sustained in the near future. Selling shareholders will sell their stock at $1.00 per share until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Coffee Pacifica intends to apply to have the common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Offering:
1,000,000 Shares Offered	Price Per Share	Total
Public Price	$1.00	$1,000,000
Underwriting Discounts and Commissions		$0.00
Total		$1,000,000

This is a "self-underwritten" public offering, with no minimum purchase requirement. Shares will be offered on a best effort basis.

1. Coffee Pacifica is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Coffee Pacifica, Inc. for its use.

3. The closing date for this offering is February 28, 2003.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 2, 2002.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Until _____, 2002, all
dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary Information and Risk Factors

Prospectus Summary. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

Since becoming incorporated, Coffee Pacifica has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

Coffee Pacifica has no intention to merge with another company or allow itself to be acquired by another company, or to act as a blank check company, as that term is defined in Rule 419 of Regulation C under the Rules of the Securities Act of 1933.

Coffee Pacifica is a development stage company that is in the process of establishing itself as a distributor and marketer of green bean coffee produced in Papua New Guinea. Full information about the Company's products is contained in the business description portion of this Prospectus.

This offering consists of 2,050,916 shares of Coffee Pacifica's Common Stock. The offering price is $1.00 per share. Of that amount, current shareholders are offering 1,050,916 shares. The Company is offering 1,000,000 shares. Officers, Directors or significant investors own none of the shares being offered. The Company's Officers and Directors collectively own 6,309,605 shares of Restricted Common Stock.

There is currently no market for Coffee Pacifica stock.

Organization

Coffee Pacifica, Inc. ("Coffee Pacifica", the "Issuer", the "Company" or the "Registrant") was incorporated on December 21, 2001 in the state of Nevada. Our principal executive offices are located at Suite 201 - 133 East 8th Avenue, Vancouver, B.C. V5T 1R8, Canada. Our phone number is (604) 274-8004. The Issuer has never declared bankruptcy, they have never been in receivership, and they have never been involved in any legal action or proceedings whatsoever. Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Risk Factors

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Requirement of Audited Financial Information for Businesses That May Be Acquired

Coffee Pacifica will be subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to our business affairs. Should Coffee Pacifica contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to the Company. Coffee Pacifica may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to the Company.

Start-up Company with Lack of Operations and Profitability

The Registrant is a start-up company in the pre-operational development stage and has no history of operations or profits in the green bean coffee distribution and marketing industry.

Need for Additional Financing

The Registrant will require additional financing in order to establish profitable operations. There is no assurance that such financing will be forthcoming or that it can be obtained on terms favorable to the Registrant.

Dependence on Management

The Registrant is largely dependant upon the efforts and abilities of its management team. The management team has particular experience and coffee industry contacts. There is no assurance that the Registrant can be successful in operating the business if the services of the management team become unavailable.

Dividends

The Registrant has never paid a cash dividend on its common stock. The Registrant is not obliged to pay a dividend on the shares being registered hereby, nor does it anticipate payment of any dividends for the near future. The Registrant anticipates retaining its earnings to finance its operations, growth and expansion.

No Assurance of Public Market - Potential Volatility of Stock Price

There currently is no public trading market for the Registrant's common stock. There can be no assurance that an active public trading market can be established or sustained. Furthermore, if a public market for the common stock is established, the shares could be subject to significant fluctuations in response to operating results and other factors, many of which are not within the Registrant's control.

Possible Non-Liquidity of Securities

The Registrant does not currently meet the requirements to have shares listed on the U.S. Stock Exchange or the NASDAQ Stock Market; therefore, any market for securities, which does develop, may not be liquid. The Registrant cannot give any assurance that its stock will achieve sufficient distribution or that the Company will be able to obtain the number of market-makers necessary to obtain a listing on the NASDAQ Stock Market.

Coffee Pacifica's future profit may be adversely affected by price fluctuations in world coffee prices

Although most green bean coffee trades in the commodity market, green bean coffee of the quality sold by the Registrant tends to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase/sale. Supply and price of green bean coffee can be affected by multiple factors in the producing countries, including weather, political and economic conditions. In addition, green bean coffee prices have been affected in the past, and may be affected in the future, by the actions of certain organizations and associations that have historically attempted to influence commodity prices of green bean coffee through agreements establishing export quotas or restricting coffee supplies worldwide. The Registrant's ability to raise sales prices in response to rising coffee prices may be limited and the Company's profitability could be adversely affected if farmers/suppliers' coffee prices were to rise substantially.

Coffee Pacifica relies on common carriers and disruption of such services would adversely affect the Company's ability to sell and deliver its products

Coffee Pacifica relies on a number of common carriers to deliver green bean coffee to its customers. Coffee Pacifica has no control over these common carriers and the services provided by them may be interrupted because of labor shortages, contract disputes and other factors. If Coffee Pacifica experiences an interruption in these services, it may be unable to ship its coffee in a timely manner. A delay in shipping could:

a) Have an adverse affect on the quality of the green bean coffee shipped, and thereby adversely affect its brand and reputation;

b) Result in the disposal of an amount of green bean coffee that could not be shipped in a timely manner; and

c) Require it to contract with alternative, and possibly more expensive, common carriers.

Any significant increase in shipping costs could lower Coffee Pacifica's profit margins or force it to raise prices, which could cause the revenue and profits to suffer.

Coffee Pacifica may not be able to achieve international certification for its products

Coffee Pacifica's green bean coffee is subject to certification by coffee organizations and import permits. Due to the rapid changes in the regulations, Coffee Pacifica may not be able to obtain the necessary certification in a timely manner to comply with the new certification program.

There may develop adverse public or medical opinions on caffeine

Coffee contains significant amounts of caffeine and other active compounds, the health effects of some of which are not fully understood. A number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects. An unfavorable report on the health effects of caffeine or other compounds present in coffee could significantly reduce the demand for coffee, which could harm Coffee Pacifica's business and reduce its sales and profits.

Compliance with Laws and Regulations

Although the Registrant believes that its business is in full compliance with territorial laws and regulations, there are no assurances that a government, or agency thereof, will not charge the Registrant with the contravention of a law or regulation. Furthermore, although it is not anticipated, there are no assurances that a government will not enact a new law or regulation that would make the Registrant's business unlawful.

Foreign Country Risk

The Registrant will purchase whole green bean coffee from Papua New Guinea. Consequently, any political, economic and social unrest and instability in Papua New Guinea may adversely affect the registrant's business operations.

Use of Proceeds.

Coffee Pacifica, Inc. intends to raise $1,000,000 from the sale of 1,000,000 shares of common stock at $1.00 per share. This offering has a maximum amount of $1,000,000, and no minimum. Coffee Pacifica does not intend to return any stock sales proceeds to investors if the maximum amount is not raised.

The offering expenses associated with this offering are estimated to be $15,000. As at October 31, 2002, Coffee Pacifica had a balance of $42,225 in cash. This will allow Coffee Pacifica to pay the entire expenses of this offering from cash on hand, if no funds are raised under this offering.

The following table indicates how Coffee Pacifica will use the proceeds of this offering, assuming 100% of the offering is sold. Items are not listed in a priority order. The gross aggregate proceeds, assuming 100% of the offering is sold, will be $1,000,000.

Expenditure Item	Amount
Coffee Costs	344,750
Papua New Guinea Cost	98,500
General & Administration	118,200
Marketing & Selling	118,200
Administrative and Financial	88,650
Miscellaneous	49,250
Working Capital	167,450
Estimated Offering Expenses	15,000
Total	$1,000,000

The above expenditure items are defined as follows:

Coffee Cost: All cost associated with unprocessed purchase of green coffee beans and cost of transportation of the green beans to warehouse for processing.

Papua New Guinea Cost: All costs and expenses related to Company's PNG operations incurred in PNG by 100% owned subsidiary Coffee Pacifica PNG Ltd. These costs include one time purchase of sorting, grading, weighing and packaging equipment. A truck leasing cost, direct and indirect labor cost for graders, packers and administration employees. Also, includes office cost, telephone, utilities, warehouse rental and general and miscellaneous expenses.

General and Administration: All direct and indirect material, labor, and overhead cost incurred at the Coffee Pacifica's corporate head office in Las Vegas, Nevada.

Marketing and Selling: Expenses include commission, advertising and promotional expenses, and web site administration.

Administrative and Financial: Expenses consist primarily of corporate management, accounting, legal personnel, and treasury functions.

Miscellaneous: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as bank service charges or other such items.

Working Capital: Excess cash on hand to be invested primarily in Treasury Bills.

There is no assurance that Coffee Pacifica will raise the full $1,000,000 as anticipated. The following is the break down of how Coffee Pacifica will use the proceeds if only 10 percent, 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	10%	25%	50%	75%
Coffee Cost	29,750	82,250	169,750	257,250
Papua New Guinea Cost	8,500	23,500	48,500	73,500
General and Administration	10,200	28,200	58,200	88,200
Marketing and Selling	10,200	28,200	58,200	88,200
Administrative and Financial	7,650	21,150	43,650	66,150
Miscellaneous	4,250	11,750	24,250	36,750
Working Capital	14,450	39,950	82,450	124,950
Estimated Offering Expenses	15,000	15,000	15,000	15,000
Total	$100,000	$ 250,000	$ 500,000	$750,000

If only 10% of the offering is sold, Coffee Pacifica will be unable to implement its plan of operation and the business activities will be severely restricted.

If only 25% of the offering is sold, Coffee Pacifica will be able to further its plan of operations on a limited basis but without ability to purchase significant amounts of unprocessed green coffee beans. Therefore, lack of sufficient supplies may cause the business to fail.

In the event that only 50% of the offering amount is raised, Coffee Pacifica would be able to further its plan of operation; however, its activities would be severely restricted. Without the ability to aggressively pursue Coffee Pacifica's plan of operations, it is likely that it would take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

Selling Shareholders will not be affected if Coffee Pacifica is unable to raise any amount of money through this issuance, because Coffee Pacifica does not intend to return stock sales proceeds to investors under any circumstances. However, if Coffee Pacifica is unable to raise sufficient additional funds from the sale of stock, the Selling Shareholders may find that there is no market developed on the OTC Bulletin Board to allow those Selling Shareholders to sell their shares. The money Coffee Pacifica has raised thus far from selling stock to its present shareholders will be sufficient to pay all expenses of this offering, including the offering by those shareholders. The Company estimates that amount to be $15,000.00. The total amount of the money raised from the sale of the 1,000,000 shares being offered by Coffee Pacifica will be used for purposes of furthering the Company's plan of operations, as detailed in the Plan of Operation section of this filing.

Determination of Offering Price.

There is no established market for the Registrant's stock. The Company's offering price for shares sold pursuant to this offering is set at $1.00. The existing shareholders paid $.10 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Coffee Pacifica's stock) and the high level of risk considering the lack of operating history of Coffee Pacifica. The Selling Shareholders, however, will sell their stock at a price determined by the market, and may not be the same price as is sold by Coffee Pacifica. The Selling Shareholders will sell their respective shares of stock at $1.00 per share, until Coffee Pacifica's securities are quoted on the OTC Bulletin Board, and thereafter the shareholders will sell at prevailing market prices or a privately negotiated price.

Dilution.

Coffee Pacifica, Inc. is offering shares of its common stock for $1.00 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $.001 and $0.10 per share. See Recent Sales of Unregistered Securities below. Following is a table detailing dilution to investors if 100%, 75%, 50%, or 10% of the offering is sold.

	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	.0035	.0035	.0035	.0035
Net Tangible Book Value Per Share After Stock Sale	.1246	.0968	.0671	.0174
Increase in net book value per share due to stock sale	.1211	.0933	.0636	.0139
Loss (subscription price of $1.00 less NBV per share)	.8754	.9032	.9329	.9826

Selling Security Holders.

The Selling Shareholders named in this prospectus are offering 1,050,916 of the 2,050,916 shares of common stock offered through this prospectus. The shares include the following:

1. 255,000 shares of Coffee Pacifica's common stock that the Selling Shareholders acquired from Coffee Pacifica in an offering that was relied upon as being exempt from registration under Section 4 of the Securities Act of 1933, and completed on June 30, 2002.

2. 238,666 shares of Coffee Pacifica's common stock that were issued to the Selling Shareholders in lieu of cash payments on June 30, 2002.

3.  305,000 shares of Coffee Pacifica's common stock issued to Selling Shareholders under Regulation S and completed on June 30, 2002.

4.  252,250 shares of Coffee Pacifica's common stock issued to Selling Shareholders under Regulation S and completed on October 31, 2002

The remaining selling shareholders may be deemed underwriters within the definition of Section 2(a)(11) of the Securities Act.

The following table provides as of October 31, 2002, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. Number of shares owned by each before this offering;

2. Position with issuer;

3. Total number of shares that are to be offered for each;

4. Total number of shares that will be owned by each upon completion of the offering:

5. Percentage owned by each; and

6. Identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholders	Family Relationship with Management	Position with Issuer	Shares owned prior to this offering	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent owned upon completion of this offering
Lawrence Doyle Brown and Dorothy Evelyn Mae Brown 1226 Mayfair Road, Comox, B.C. Canada V9M 4C2		None	50,000	50,000	0	0%
Kerry Lee Farrell 2993 132nd Street, Surrey, B.C. Canada V4P 1J9	Brother of Brooks Farrell	None	34,500	34,500	0	0%
Michael Patrick Farrell 32625 14Th Avenue, Mission, B.C. Canada V2N 2N8	Brother of Brooks Farrell	None	67,250	67,250	0	0%
Marie-Claire Guitard and Gerald Arthur Guitard 6763 152nd Street, Surrey, B.C. Canada V3S 3L3		None	70,000	70,000	0	0%
David Gordon Hamilton 33469 5Th Avenue, Mission, B.C. Canada V2V 1W5		None	100,000	100,000	0	0%
Thomas Virgil Reynolds and Audrey Lorraine Reynolds 33580 Blueberry Drive, Mission, B.C. Canada V2V 1V6		None	50,000	50,000	0	0%
Sangeeta Sharma 10460 Leonard Road, Richmond, B.C. Canada V7A 2N5	Wife of Shailen Singh	None	211,666	211,666	0	0%
Robert Waters 3004 1239 West Georgia Street, Vancouver, B.C. Canada V6E 4R8		None	10,000	10,000	0	0%
Dorothy Jean Farrell General Delivery Egmont, B.C. Canada V0N 1N0	Mother of Brooks Farrell	None	10,000	10,000	0	0%
James Walker Graham and Thelma Phyllis Graham #22 6516 Chambord Place, Vancouver, B.C. Canada V5S 4P2		None	10,000	10,000	0	0%
James Hugh Guifoyle 9589 Brenda Street, Mission, B.C. Canada V2X 5X4		None	30,000	30,000	0	0%
Railal Singh Dadiala #19 12468 82nd Avenue, Surrey, B.C. Canada V3W 3E9		None	10,000	10,000	0	0%
Mark Gordon Brown Box 3237, Mission, B.C. Canada V2V 4J4		None	92,500	92,500	0	0%
Taiga Development Corp. PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
S. Bangkomo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
T. Yogiyo PO Box 164, Goroka, EHP, 443	Brother of Jon Yogiyo	None	1,000	1,000	0	0%
U. Ano PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Andrew Kelao PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
J. Mumuti PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Lekesave PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
P. Lomutopa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
B. Mandi PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Gahale PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
S. Yawani PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Yogiyo PO Box 164, Goroka, EHP, 443	Brother of Jon Yogiyo	None	1,000	1,000	0	0%
B. Morofa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
John Asaro PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
I. Isembo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
G. Gopie PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Apina Tapo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
S. Binene PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
FS Trading (Lulu) PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Sir. A. Miyakuwe PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
J. Timaa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Noya See PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Boka PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Thomas Yogiyo PO Box 164, Goroka, EHP, 443	Brother of Jon Yogiyo	None	1,000	1,000	0	0%
T. Warigiso PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
I. Asime PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
R. Tapo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
N. Yamagu PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
D. Orimari PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Lukas PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Monimo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
D. Mehuwo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
P. Motepe PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
T. Wara PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
P. Wiembo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
J. Kusi PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Todd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
R. Saroko PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Kahento PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
R. Mole PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
S. Awuto PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
B. Bauke PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Sapom Kipa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Meniharove B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Mitege Coffee Grower Koporetif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Karamui Nomane Organic Coffee PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
HMS Coffee Growers Koporetif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Daribe Bomai Organic Coffee Producers Koporetif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Domil Organic Coffee Growers Koporetif LTD PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Kaintiba Coffee Producers Koporetif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Central Coffee Producers Koporetif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Isten Hailens Rural Coffee Producers Koloretif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Morobe Coffee Producers Koporetif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Siane 14 Coffee Producers Koporetif PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Yabiara Coffee Producers PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Ipmani Coffee Producers LTD PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Arebugura Coffee Producers Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Lowuvana Coffee Producers Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Owena Koki Coffee Producers Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Kisara Coffee Producers Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Asanawe Small Coffee Marketing Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
A. Kenemote PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Titone B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
J. Hogaka PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
P. Tato PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Ambaura B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
E. Gantuela PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
B. Ajantuhe PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Yagiesie Plantation Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Yassi B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
M. Soso PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Mari B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Zegezegetoga B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Ongasi B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Irumpa B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Ketarobo B/G PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Whagi Block Ltd. PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Ek Peneni PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Kibiga Pty Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
G. Rutban PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Yaki Poka PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Kuta Planters Ltd PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
J. Raguba PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Senglap Berip PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Michael Gising PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Michael Timbi PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Roy Pena PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Mainu Pakarui PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Kar Kil PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Poiya Kopa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Wekupi Tei PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
William Wara PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Beng Ruk PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Ok Ake PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Nathan Rank PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Mote Rangalai PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Phillip Bobby PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Eli Roltinga PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Pini Kumi PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Gabriel Ketepa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Tony Kapul PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Koime Kare PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Simon Kunagil PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Paul Maki PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
John Kuk PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Pugma Kopi PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Patrick Pundka PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Le Paraka PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Anis Kuri PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Dawson Wandaki PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Patrick Bang PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Francis Pora PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Puri Onum PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Peter Peng PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Wak Nuguba PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
John Keglam PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Anna James PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Joe Wan PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Wan Tindipa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
William Kua PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Andrew Moka PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Kindin Kilam PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
G. Kiap PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Paul Toll PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Simbi Topo PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
George Koim PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Samson Pora PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Joseph Walg PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Steven Bob PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Leo S. Kewa PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Afeke Puri PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
David Poprui PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Wane Tiptip PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Joseph Walana
PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Ten Kum
PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Gop Rank
PO Box 164, Goroka, EHP, 443		None	1,000	1,000	0	0%
Afeke Neng
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kuntia Agua
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kela Oni
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Michael Markap
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Paul Goimba
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Billie Dats
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Max Minimbi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Dokta Maip
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Rop Pep
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Wau Tiki
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Makinta Muramul
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Rop Farming
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Harry Rakara
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Henry Koi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Thomas Dot
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Glen Kundin
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
John Yapanga
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Dominic Yaga
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Solomon Damina
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Paul K Nana
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Steven Wak
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Mon Mark
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Maili Plantation
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Keluwe Mongi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Issac Tapenda
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Koman P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Pagu Yang
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Paul Mambuga
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
John Rank
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Wak Pini
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Pati John
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Korohasu Masuve
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Sao Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Gomohiza Pty Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kafana B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Puka Pehosu
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Oruo Aa
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Amoi Bus. Group
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Konampa B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Hafu Komorufa
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Baibuta
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kefe Binene
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Maramuligo B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Bin Witiks
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Aron Aizeko
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Timi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Pundapah
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Getoruka B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Tanau
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Dickson Abi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kuro P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Gebo Coffee
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
A.Ketauwo
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kuro Mogona
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Lapilo Plt.Pty Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Manu Megusa
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Hagifagi P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Tifo B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kembris Agoga
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Eroka Plantaion Ltd.
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Andrew Yafo
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Epahoi B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Mareya Invest Ltd.
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Waw Coffee Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Paul Maki
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Dopai Pok
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Emil P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Witi Coffee P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kutapore
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Country Coffee Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Aba & Co. P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Aulimp & Kuk B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Eka Farming P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kil Ak,P.Ak & M.Kundil
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kurump Farm B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Meteko P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Oi Jimbangi P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Onum Family
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Parua Kuri P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Patoro Family
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Pep P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Rotep P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Ruti B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Were Dev.P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Tapenda P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Buri B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Dobel Farming
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Emuk Trading
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kianwa Trading
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kupan B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Bunum Plt.P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Plurong B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Piku P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Yap Coffee
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Tigibi Coffee
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kawepini B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Turmar Coffee
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Muka Agric. Centre
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Lambu Coffee
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Pato Kakarya
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Jeoffrey Ahoto
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Agoi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Nilsup
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Ugokane
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Gigmai
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Ulka
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Munom
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Eremuge
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kiak
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kurumabuno
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Dagima
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Sipa
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Sua Coffee
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Nimikere B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Gehamo/Okesana
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Aibuka Kang
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Gomena P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Hefioza B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Francis Biroro
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
James Yanepa
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Akil Pty Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Amgal Pltn. P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Foma Pty Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Koma Kuta P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kont Peng P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
P&F Trading P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Timbuka B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Wanpisin
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Gole Kopi P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kalpa Dupnui
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Nopnop & Sons P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Porom B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Senglap Berip Coffee Pty Ltd
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Tup Plantation
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kupiwa
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kum
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Daniel Pep
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Maingel
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Peter Hinome
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Martin Honile
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Paul Omah
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Gihie B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Anakapu
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Poyamba
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Ligo Coffee P/L
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Wara Kum
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kingibi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kalaga
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Ralomo Coffee
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Korende B/G
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Yugui De
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Hemmy Mitio
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
M.Hunguko
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
David Mehuwo
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
G.Obihaka
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Whisky Maniho
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Bono Fiya
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
T.Gomoe
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Z. Muliho
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
A. Namaro
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
G. Keiya
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
R.Megiso
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
JamesTimat
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
David Kene
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Metekoi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Pena Projects
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Kiatrio Abisinito
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
Las Mangi
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%
J. Wanpis
PO Box 164, Goroka, EHP, 443
		None	1,000	1,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,360,521 shares of common stock outstanding on October 31, 2002. The 7,360,521 shares include 6,309,605 common shares currently owned by Officers and Directors. These 6,309,605 shares are restricted shares and are not being registered in this offering.

None of the selling shareholders or their beneficial owners:

a. has had a material relationship with Coffee Pacifica, other than as a shareholder at any time within the past three years.

b. has ever been an Officer or Director of Coffee Pacifica, Inc. or any of its predecessors or affiliates.

Plan of Distribution.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be sold to business associates of current shareholders and principles of the Company. Our Officers and Directors, Shailen Singh and V.S. Jon Yogiyo, intend to rely on Rule 3a4-1 of the Securities Exchange Act of 1934, which exempts certain associated persons of the Company from the definition of a broker, if such associated person will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months. The officers or directors, existing stockholders and affiliates of Coffee Pacifica will not purchase shares under this offering, and will not sell any shares under this offering.

The Selling Shareholders will be selling 1,050,916 of the 2,050,916 shares offered in this prospectus, and 1,050,916 of the 8,360,521 total shares that will be outstanding if all of the shares to be sold by Coffee Pacifica are sold. The Selling Shareholders will be selling 51% of the stock being sold in this offering, and 12.6% of the total shares that will be outstanding, if all of the shares to be sold by Coffee Pacifica are sold. The shares being sold by the Selling Shareholders will be sold individually by each shareholder, at $1.00 per share, until the securities are quoted on the OTC Bulletin Board or other market, and thereafter at prevailing market prices or privately negotiated prices. The Shareholders' selling price will not necessarily be dependent on the price for which Coffee Pacifica is offering the shares. If the shares sold by the Selling Shareholders are sold for a price that is less than the price for which Coffee Pacifica is selling its stock, Coffee Pacifica may not be able to sell its stock, and raise the necessary cash to complete its business development. In such event, the business may fail.

Coffee Pacifica plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until it sells all of the shares registered, or February 28, 2003, whichever occurs first. The Selling Shareholders have no time limit for the sale of their shares.

Coffee Pacifica, Inc. reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

Legal Proceedings.

There is no litigation pending or threatened by or against Coffee Pacifica.

Directors, Executive Officers, Promoters and Control Persons.

The names, ages and positions of the Company's directors, executive officers and significant employees are as follows:

NAME	AGE	POSITION	DIRECTOR SINCE	TERM(1)
Shailen Singh	37	Director & President	December 21, 2001 (inception)	One year
Jon Yogiyo	49	Director	December 21,2001	One year
Brooks Farrell	48	Manager	N/A	N/A

(1) Directors hold office for one year or until successors are elected and appointed at the annual general meeting.

The following management team is well suited to provide direction and support for Coffee Pacifica business activities. It comprises of individuals who are trained and experienced with public companies and in the fields of management, finance, accounting, marketing, human resources and the coffee Industry in Papua New Guinea.

Shailen Singh, Director, President & Chief Executive Officer

As the President and CEO, Mr. Singh provides the general direction for the Company's business development and expansion and is responsible for the day-to-day management of the business affairs.

Mr. Singh, an accountant, provides a solid financial and strategic management background along with 15 years of international public accounting experience with various public accounting firms in numerous countries. Mr. Singh holds a Bachelor of Commerce degree in Accountancy and Management and memberships in several accounting institutions. Mr. Singh served as a Director of publicly listed companies and is currently director of several other private corporations.

Background

From 1996 through 1999, Mr. Singh served as a Director and Chief Financial Officer for Jaya Gold, Inc., of Vancouver, B.C. He set up the business operations in Papua New Guinea, acquired mineral exploration and mining licenses and subsequently merged with International Blue Gold Corp. From 1999 to 2001, Mr. Singh served as Director and President of Inouye Technologies Canada, Inc., of Vancouver, B.C. For Inouye, he organized the business and completed the reverse takeover of Vescan Equities, Inc. Between 1997 and January, 1999, and then again from June 1999 to 2001, Mr. Singh served as Director and Chief Financial Officer of Buddha Resources, Inc. (formerly International Blue Gold Corp.), of Vancouver B.C. Since 2001, Mr. Singh has served as President of Coffee Pacifica, Inc. Mr. Singh owns and operates South Rim Financial Corp.; a consulting company.

V.S. Jon Yogiyo, Director

Mr. Yogiyo provides the Company with the crucial coffee industry knowledge and presence in Papua New Guinea. He will oversee all Coffee Pacifica coffee exported from Papua New Guinea to ensure that Coffee Pacifica's customers receive the best grade and highest quality whole green bean coffee.

Mr. Yogiyo has 22 years of solid and varied coffee industry experience with the Coffee Industry Corporation of Papua New Guinea. This includes positions as Coffee Agronomist, Director of Coffee Research, and the current position of General Manager of Extension Services Division. As the General Manager, he is tasked to optimize the coffee export revenue benefits for the coffee growers including the Plantation, Blockholders and Smallholders.

Mr. Yogiyo holds a Bachelor of Agriculture degree and has completed post-graduate studies in Management and Agriculture at Universities in Australia, Thailand and Western Samoa. He has received training under Person Fellowship with Agriculture Canada at the Morden Agriculture Research Station, Manitoba, Canada.

Background

Since July 1997, Mr. Yogiyo has served as the General Manager, Extension Services Division, Coffee Industry Corporation Limited.

Brooks Farrell, Manager

Mr. Farrell is responsible for the day-to-day management and operations of the business affairs of the Company.

Mr. Farrell has more than 29 years experience in the real estate industry and holds his 9.15 agency status. Mr. Farrell has owned a real estate company and worked in association with land developers and housing contractors. Mr. Farrell served as a Notary Public in and for the Province of British Columbia from June of 1983 to July of 2001. As a B.C. Notary Public he served the interests of the public in preparing and registering legal documents, including but not limited to, drafting of Mortgages, Wills, Power of Attorney documents, Promissory Notes, Affidavits, Builders' Liens, Statutory Rights-of-Ways and Easements. Mr. Farrell has also been President and Director of other privately incorporated companies.

Background

Mr. Farrell served as a Notary Public in and for the Province of British Columbia from June of 1983 to July of 2001 and has been selling residential and commercial real estate over the past five years.

There are no family relationships, except certain family members who became shareholders by purchasing common shares of Coffee Pacifica.

No director, officer, significant employee or consultant has been convicted in a criminal proceeding.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of October 31, 2002, with respect to the beneficial ownership of the Common Shares of the Company by (i) each director, (ii) each executive officer, (iii) the directors and officers of the Company as a group, (iv) and each person known by the Company to own beneficially more than five percent (5%) of the Common Shares. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

Class of Stock	Name of Beneficial Owner	Number of Common Shares	Percentage (%)
Common Shares	Shailen Singh, President &Director (1),(2)	2,100,000	28.5%
Common Shares	Brooks Farrell, Manager (1)	2,109,605	28.7%
Common Shares	Jon Yogiyo, Director(1)	2,100,000	28.5%
Common Shares	Officers and Directors as a Group	6,309,605	85.7%
Total		7,360,521	100%

(1).The address of beneficial owners in the table is c/o Coffee Pacifica Inc. Suite 104 3663 East Sunset Road, Las Vegas, NV 89120

(2) Shailen Singh, President, CEO and Director of the Company, shares are held by South Rim Financial Corp. Mr. Singh is the sole shareholder , officer and director of South Rim.

Description of Securities.

Coffee Pacifica, Inc. is authorized to issue 75,000,000 shares of Common Stock at a par value of $0.001. The Company has currently issued 7,360,521 common shares to approximately 321 shareholders of record, including the directors and officers of the Company.

a) Common Stock Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of the Company shareholders, including the election of directors. There are no cumulative voting rights, and therefore, the holders of a plurality of the shares of common stock voting for the election of directors may elect all of the directors standing for election.

b) Dividends

Holders of common stock are entitled to receive dividends at the same rate as and if Coffee Pacifica's board of directors declares dividends out of assets legally available for the payment of dividends.

c) Liquidation

In the event of a liquidation, dissolution or winding up of the Company's affairs, whether voluntary or involuntary, after payment of the debts or other liabilities, the remaining assets will be distributed ratably among the holders of shares of common stock.

d) Rights and Preferences

Common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Coffee Pacifica may designate and issue in the future.

e) Fully Paid and Non-Assessable

All of Coffee Pacifica's outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering will be, fully paid and non-assessable.

Transfer Agent.

PublicEase Inc., Suite 104 3663 East Sunset Road, Las Vegas, Nevada 89120, is the transfer agent for the common stock of Coffee Pacifica.

Interest of Named Experts and Counsel.

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in the Company or was a promoter, underwriter, voting trustee, director, officer, or employee, of the Company.

Disclosure of Commission Position on Indemnification for Securities Liabilities.

As permitted by Nevada Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization within Last Five Years.

No promoters received or expect to receive any assets, services or other consideration from Coffee Pacifica. No assets will be or are expected to be acquired from any promoter on behalf of Coffee Pacifica. In addition, see Certain Relationships and Related Transactions below.

Description of Business.

Business of Issuer

Coffee Pacifica expects to generate revenue from the sale of arabica and robusta green bean organic and non-organic premium Papua New Guinea grown coffee.

The Company plans to sell its Papua New Guinea green coffee beans directly to wholesalers, coffee brokers, coffee roasters, retail coffee shops, specialty grocery and gourmet food stores. Coffee Pacifica intends to sell Papua New Guinea green bean coffee directly to some of the potential customers that includes Peet's Coffee & Tea Inc., Green Mountain Coffee Inc., Seattle's Best, Starbucks Corporation and Swiss Water Decaffeinated Coffee Company Inc. who are currently buying Papua New Guinea green coffee beans through coffee brokers.

Management of the Company believes that no disproportionately significant amount of business will come from any single customer. Thus, the management does not expect in the near future the Company's business to depend on any single customer.

Coffee Bean Species, Varieties, Quality and Suppliers

Coffee is an agricultural crop that undergoes price fluctuations and quality differences depending on weather, economic and political conditions in coffee producing countries. With Papua New Guinea coffee farmers as its shareholders, Coffee Pacifica has access to some of the highest quality arabica and robusta coffee beans from the finest growing regions in Papua New Guinea. Coffee Pacifica intends to develop a reputation as a quality supplier of Papua New Guinea arabica and robusta green beans. Papua New Guinea coffee is well regarded by customers for its uniqueness, consistency and special flavor characteristics.

The two coffee species grown in Papua New Guinea are arabica and robusta. The main varieties of arabica coffee are "Blue Mountain", "Arusha", "Bourbon" and "Mundonova".

According to the Coffee Industry Corporation of Papua New Guinea domestic production data for 2001 coffee season, approximately eighty five percent (85%) of green bean coffee in Papua New Guinea is grown by landowners in the Highlands region between the altitudes of 4,000 to 8,000 feet in the rich volcanic soils, which is an excellent environment for coffee farming. A fully washed Papua New Guinea arabica coffee gives a balanced acidity, distinct floral/citric flavor and nutty body.

Coffee Pacifica does not anticipate having to depend on any one farmer for the supply of the green coffee beans to the extent that a disruption in the supply from one farmer to the Company could not be remedied quickly and cost effectively. The Company intends to obtain its green beans from farmers with a reputation for superior quality. The farmers are shareholders of Coffee Pacifica, so quality control standards are easily imposed. It is also in the farmers' financial interest to produce and sell quality green coffee beans.

Coffee Pacifica plans to enter into fixed-price purchase commitments with its farmers/shareholders in order to secure an adequate supply of quality green bean coffee and bring greater certainty to the cost of sales in future periods. Because of management's experience in the coffee industry, the Company has informal relationships with other coffee farmers and is engaged in verbal conversations with potential additional farmers/shareholders of coffee beans. Coffee Pacifica hopes to have formal agreements or commitments for such individuals to provide the Company with quality coffee beans. The Company believes, based on these relationships with such farmers/suppliers, the risk of non-delivery on such purchase commitments is remote.

Coffee Market

There is an established market for green bean coffee in United States of America and Canada. According to the International Coffee Organization, "Green Bean Consumption", data for the 2001 green bean coffee season, United States of America consumed approximately nineteen million three hundred thousand (19.3 million) sixty kilogram bags of green bean coffee and Canada consumed approximately two million (2 million) sixty kilogram bags of green bean coffee.

Papua New Guinea grown arabica and robusta green bean coffee has an established market and according to the International Coffee Organization "Country Production" data for the 2001 green bean coffee season, Papua New Guinea produced one million one hundred thousand (1.1 million) sixty kilogram bags of green bean coffee which is approximately two percent (2%) of the world green bean coffee production.

Customer Categories

Coffee Pacifica's largest potential geographical market is the United States of America and Canada. There are four broad potential customer groups: roaster retailers, commercial roasters, coffee brokers, gourmet roasters and retailers.

Roaster retailers are vertically integrated sellers of coffee and other beverages who operate their own coffee roasting facilities to supply roasted coffee to their own retail coffee shops and through other food service distribution channels, such as grocery stores. Coffee Pacifica expects roaster retailers to account for approximately 30% of total revenue.

Commercial roasters, who do not operate their own retail coffee shops, operate roasting facilities and supply roasted coffee to third party retail coffee shops, grocery stores, hotel and restaurant trade and through other food service distribution channels. Coffee Pacifica expects commercial roasters to account for approximately 30% of total revenue.

Coffee brokers purchase and sell green coffee to smaller roasters retailers and commercial roasters. The coffee broker segment will help consolidate distribution channels and provide access to many smaller commercial roasters and roaster retailers. Coffee Pacifica expects approximately 20% of total revenue from coffee brokers.

Specialty gourmet roasters and retailers are small coffee shops that sell whole bean coffees that are ground at home, in retail grocery stores or commercially. Coffee Pacifica expects approximately 20% of total revenue from this segment.

Competitive Position

Coffee Pacifica, by having farmers as shareholders has eliminated several levels of "middle men" involved in buying/selling of coffee in Papua New Guinea. Coffee Pacifica is able impose quality controls to ensure that the coffee beans are picked and processed for export in accordance with the industry acceptable standards.

Coffee Pacifica, as a supplier/exporter of quality Papua New Guinea arabica and robusta green bean coffee, intends to enter into fixed-price sale commitments with the potential customers to ensure steady revenue, higher gross margins and higher profitability. The purchasers of green bean coffee including the wholesalers, brokers, roasters and retailers depend upon relationships with outside trading companies and exporters for their supply of good quality green bean coffee. In order to encourage the continuing supply of high quality coffee beans in the future, the purchasers routinely enter into fixed-price purchase commitments which are tied to specific market prices for future deliveries of green bean coffee to ensure an adequate and consistent supply of high quality green bean coffee is available for future commitments. The purchasers depend on close relationships with its suppliers, so to minimize the risk of non-delivery on such purchase commitments.

Coffee Packaging and Distribution

Currently in Papua New Guinea, unprocessed (parchment) coffee bought from the farmers is brought to the processing factories in trucks or is airlifted to Goroka Town, Papua New Guinea, in small, light aircrafts and transported in trucks to the processing facility. After processing, the green beans are then packed in sixty-kilogram (60kg) bags and using the road transport system, are then transported down to Lae (shipping port) ready for export. After the Coffee Industry Corporation and customs formalities are completed, they are then exported to countries world wide including United States, Germany, United Kingdom, Finland, Norway, Australia, Japan, Korea and New Zealand.

A Coffee Pacifica logo will appear on every bag of green bean coffee that is sold, and in addition, Coffee Pacifica will invest in packaging and distribution infrastructure to prepare for growth in multiple distribution channels. Our growth initiatives will require an efficient and quality packaging into sixty kilogram (60kg) bags, packed in Papua New Guinea, and shipped to Coffee Pacifica's customers directly or stored in facilities in Lae, Papua New Guinea, for export orders and some stored in facilities in Las Vegas, Nevada. Coffee Pacifica will automatically pre-form shipping containers and attach invoice and shipping information to every bag or container, the green bean coffee that is designated for delivery to its customers. Coffee Pacifica will use a third party freight service to deliver coffee to its customers in the United States and Canada from its facilities in Las Vegas. All exports from Papua New Guinea will be shipped at Free On Board ("FOB") price at Lae Port, Papua New Guinea.

Facilities

Coffee Pacifica's headquarters will be located in Las Vegas, Nevada and coffee processing and a distribution center will be located in Lae, Papua New Guinea. The Company will lease office and coffee processing space, storage and direct delivery fulfillment facilities. Within these facilities, Coffee Pacifica will have space devoted to general corporate and sales and a call center for the direct delivery business and customer services

Web Site, Quality Assurance and Customer Service

The company has a website: www.coffeepacifica.com that it will develop using state of the art technology and a proven web site development platform where it will offer customer support during normal business hours to address questions. Coffee Pacifica will host its own website and provide security to protect the servers on which the web site is located.

The website will be designed to provide fast, easy and effective operation when navigating and ordering green beans on the site. The Company will have dedicated information technology employees and marketing staff to oversee the website maintenance, improvement, development and performance. The web site will contain several customer-centered functions, which will store customer-specific lists of favorite green bean coffee, multiple "ship-to" capability on a single bill to order, and extensive coffee search and product matching. Website and call center system will be designed to accommodate customers who need to place repeat orders or to have automatic orders delivered on a pre-set schedule.

Employees Excepting officers and Brooks Farrell, Coffee Pacifica presently has no employees.

Government Regulations In the United States, Coffee Pacifica's coffee operations and distribution center will be subject to various governmental laws, regulations, and licenses relating to customs, health and safety, building and land use, and environmental protection. The Company believes that it will comply in all material respects with all such laws and regulations and that it will obtain all material licenses that are required for the operation of its business.

The Company is not aware of any Papua New Guinea federal, state or local environmental laws, which would affect its business operations.

Research and Development Activities To date, Coffee Pacifica has not incurred any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

Reports to Security Holders The Company will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. The Company is not currently a fully reporting company, but upon filing this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Managements' Discussion and Analysis or Plan of Operation.

Review of operations for the period ended October 31, 2002

Coffee Pacifica so far has limited its operations to startup and development activities. Such activities have included the evaluation of potential customers in the United States and Canada, meetings and discussions held in Papua New Guinea, farmer evaluation, testing and reviewing of the current green bean coffee production in Papua New Guinea, study of world market reports, considerations as to the various options of implementing improvements in the coffee distribution system that currently exists in Papua New Guinea, and other such essential activities for analysis in determining the viability of the proposed business of Coffee Pacifica.

For the past ten months, the Company has devoted much of its resources developing a database in respect to the local farmers of Papua New Guinea. As a result, Coffee Pacifica owns a compilation of details pertaining to the coffee farms and coffee farmers of Papua New Guinea. The details include the location of farms, size of farms, number of producing trees, farm size in Hectares, current production, potential future production, coffee species, variety, method of transportation and classification of farmers as organic and non-organic producers.

Acquisition or Abandonment of Interest in other Companies during the period

Coffee Pacifica incorporated on June 21, 2002, under the laws of Papua New Guinea, a 100% owned subsidiary - Coffee Pacifica Papua New Guinea Ltd. The company will be used for the development of the Papua New Guinea operations and as an exporting company. It will also assist management in controlling cost and operations. To date, the Papua New Guinean subsidiary company has not conducted any business activities.

Financing, Use of Proceeds and Liquidity

As of October 31, 2002 Coffee Pacifica has $ 42,225 cash deposited in the bank. During the ten-month period the registrant did not generate any revenue, but raised funds by issuing common shares and used the money to pay expenses including advertising and promotion, Papua New Guinea operations, travel cost to Papua New Guinea, professional fees, consulting fees, telephone, general office expense and web site expenses. Coffee Pacifica does not have any debts or obligation as of October 31, 2002.

Coffee Pacifica has sufficient cash deposited in the bank to meet the office and general expenses for the next twelve months and all costs associated with this Offering.

If Coffee Pacifica is successful in raising the funding under this Offering, it will have sufficient funds to implement its business plans.

Plan of Operation

If Coffee Pacifica is successful in raising the funding under this Offering, it will have sufficient funds to start purchasing unprocessed (parchment) green coffee beans from the farmers/shareholders starting in May 2003, purchasing sorting and bagging equipment, processing and bagging the green beans and shipping directly from Port of Lae, in Papua New Guinea at Free on Board ("FOB") prices to the customers in the United States of America. Each container load will contain approximately three hundred (300) sixty kilograms (60 kg) bags of green bean coffee. The sale price of the coffee will be mutually negotiated with the customers and the current New York "C" coffee contract market prices will be used as the benchmark price. Customers will issue a Letter of Credit payable at site upon loading of the container on the ship. Coffee Pacifica also intends to rent a small office space in Las Vegas, Nevada for general corporate and sales and customer service purposes and hire at least two employees as support staff for the offices.

Description of Property.

Coffee Pacifica does not own any property, real or otherwise. Coffee Pacifica operates its business from the offices of Brooks Farrell, a shareholder of Coffee Pacifica. The offices are used on a month-to-month basis at no cost to the Company, except for incidental administrative expenses.

Coffee Pacifica does not have any investments or interests in any real estate. Coffee Pacifica also does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of the company. Coffee Pacifica has not entered into any agreements that require disclosure to our shareholders.

Market for Common Equity and Related Stockholder Matters

Market for Stock

Currently there is no public trading market for registrant's stock, and the registrant has not applied to have its common stock listed. The registrant intends to apply to have its common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned. Generally, persons who purchase stock from a company cannot resell that stock unless it is registered or exempt from registration. Rule 144 of the Securities Act of 1933, provides an exemption from registration for resale of restricted shares by persons who have acquired restricted securities of the issuer, provided, however, that such sales meet certain requirements. Those requirements include, among others, that certain financial information be available to the public, a person wishing to sell not be an officer, director or owner of ten percent (10%) or more of the stock of an issuer, the person wishing to sell must wait for a period of time (usually one or two years) prior to the sale, and there is a limitation of the amount of stock any one person can sell so as not to disrupt the trading markets. Based on these requirements, none of the issued and outstanding shares is currently eligible for sale under Rule 144 of the Securities Act.

Holders

As of the filing of this registration statement, the company had 321 shareholders of record of its common stock.

Dividends

As of the filing of this registration statement, registrant has not paid any dividends to its shareholders. There are no restrictions which would limit the ability of the Company to pay dividends on common equity or that are likely to do so in the future.

Executive Compensation.

The Company's Executive officers do not currently receive any compensation. There are no Share Purchase Options for any directors or officers.

Financial Statements.

The following audited financial statements are filed herewith:

Audited Financial Statements for the period since inception (December 31, 2001) to August 31, 2002

David E. Coffey                     3651 Lindell Road, Suite I, Las Vegas, NV 89103

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Coffee Pacifica, Inc.

Las Vegas, Nevada

I have audited the accompanying balance sheets of Coffee Pacifica, Inc. (a development stage company) as of August 31, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 21, 2001 (date of inception) to August 31, 2002. These statements are the responsibility of Coffee Pacifica, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Coffee Pacifica, Inc. as of August 31, 2002 and December 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 21, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional capital in order to begin its principal operations.

David E. Coffey, C.P.A.

Las Vegas, Nevada

November 8, 2002

COFFEE PACIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	August 31, 2002	December 31, 2001
ASSETS

Cash	$22,500	$0
Subscription receivable	3,000	0
Investment in subsidiary	100	0

Total Assets	$25,600	$0

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$530	$0

Total Liabilities	530	0

Stockholders' Equity
Common stock, authorized
75,000,000 shares at .001 par value
7,108,271 and 0 shares, respectively,
issued and outstanding	7,108	0
Additional paid-in capital	80,019	0
Deficit accumulated during the
development stage	(62,057)	0

Total Stockholders' Equity	25,070	0

Total Liabilities and Stockholders' Equity	$25,600	$0

The accompanying notes are an integral part of
These financial statements

COFFEE PACIFICA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE
(With Cumulative Figures From Inception)

Eight months ending August 31. 2002

From Inception Dec. 21, 2001 to August 31, 2002

Income

$

0

$

0

Expenses

Advertising and promotion

3,060

3,060

Papua New Guinea operations

32,500

32,500

Travel

5,503

5,503

Professional fees

2,025

2,025

Consulting

12,734

12,734

Office expenses

4,658

4,658

Telephone

1,057

1,057

Web site expenses

520

520

Total expenses

62,057

62,057

Net loss

(62,057)

$

(62,057)

Retained earnings, beginning of period

0

Deficit accumulated during the development stage

$

(62,057)

Earnings (loss) per share, assuming dilution:
Net loss

$

(0.01)

$

(0.01)

Weighted average shares outstanding

7,108,271

7,108,271

The accompanying notes are an integral part of
these financial statements

COFFEE PACIFICA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FROM DECEMBER 21, 2001 (Date of Inception) TO AUGUST 31, 2002

Common Stock

Additional Paid-in Capital

Deficit accumul- ated during the development stage

Total

Shares

Amount

Balance, December 21, 2001

--

$

--

$

--

$

--

$

--

Issuance of common stock for services

January 3, 2002

300,000

300

0

0

300

Issuance of common stock for services

June 29, 2002

6,000,000

6,000

0

0

6,000

Issuance of common stock for cash

June 30, 2002

255,000

255

25,245

0

25,500

Issuance of common stock for services

June 30, 2002

305,000

305

30,195

0

30,500

Issuance of common stock for services and investment in subsidiary, June 30, 2002

248,271

248

24,579

0

24,827

Less net loss

0

0

0

(62,057)

(62,057

Balance, August 31, 2002

7,108,271

$

7,108

$

80,019

$

(62,057)

$

25,070

The accompanying notes are an integral part of
these financial statements.

COFFEE PACIFICA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(With Cumulative Figures From Inception)

Eight months ending Aug. 31, 2002

From Inception, Dec. 21, 2002 to August. 31, 2002

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

Net Loss

$

(62,057)

$

(62,057)

Non-cash items included in net loss

Common stock issued for services

61,627

61,627

Adjustments to reconcile net loss to

cash used by operating activity

Subscriptions receivable

(3,000)

(3,000)

Accounts payable increase

530

530

NET CASH PROVIDED BY OPERATING ACTIVITIES

(2,900)

(2,900)

CASH FLOWS FROM INVESTING ACTIVITIES

Investing in subsidiary

100

100

NET CASH USED BY INVESTING ACTIVITIES

100

100

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of common stock

255

255

Paid-in capital

25,245

25,245

NET CASH PROVIDED BY FINANCING ACTIVITIES

25,500

25,500

NET INCREASE IN CASH

22,500

$

22,500

CASH AT BEGINNING OF PERIOD

0

CASH AT END OF PERIOD

$

22,500

SUPPLEMENTAL INFORMATION:

Common stock issued for cash

$

255

Common stock issued for services

6,853

Common stock issued and outstanding

$

7,108

Paid-in capital for cash stock sales

$

25,245

Paid-in capital stock issued for services

54,774

Additional paid-in capital

$

80,019

The accompanying notes are an integral part of these financial statements

COFFEE PACIFICA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2002

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on December 21, 2001 under the laws of the State of Nevada. The business purpose of the Company is to market whole green-bean organic and non-organic coffee grown in Papua New Guinea, to coffee vendors worldwide including the United States of American and Canada.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On January 3, 2002 the Company issued 300,000 common shares to three individuals considered founders of the Company, for $.001 per share, a total of $300. On June 29, 2002 the Company issued 6,000,000 shares to the three individuals for $.001 per share, a total of $6,000. The full $6,300 was applied to invoices for services received as of June 30, 2002.

On June 30, 2002 the Company sold 255,000 shares of its common stock for $.10 per share, a total of $25,500. $22,500 was received in cash on June 28, 2002 and the remaining $3,000 was received on September 3, 2002.

On June 30, 2002 the Company issued a total of 553, 271 shares of its common stock at $.10 per share to pay the remainder of invoices for services of $55,227 and a $100 investment in the subsidiary, Coffee Pacifica PNG Ltd.

Invoiced services compensated by stock issuance included travel to Papua New Guinea, to set up the Papua New Guinea operation, incorporation, preparation of the business plan, establishment of a web site, logos and artwork, offering memoranda distribution, and office expenses. The total of such expenses was $61,527 plus the $100 investment in Coffee Pacifica PNG Ltd.

NOTE D WHOLLY OWNED SUBSIDIARY

On June 21, 2002, Papua New Guinea, issued a Certificate of Incorporation to Coffee Pacifica PNG Ltd. Coffee Pacifica, Inc. will carry out its New Guinea operations through this wholly-owned subsidiary.

NOTE E GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through August 31, 2002. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to sell an additional 1,000,000 shares of its common stock at $1.00 per share for $1,000,000 in order to provide additional capital to begin its principal operations.

NOTE F SUBSEQUENT EVENT

On October 31, 2002 the Company sold 252,250 shares of its common stock at $.10 per share for a total of $25,250. The proceeds are to be used for working capital and to market whole green-bean organic and non-organic coffee grown in Papua New Guinea.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Furthermore, the Company shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law. The Board of Directors may in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article. However, the Company has yet to purchase any such insurance and has no plans to do so.

The Articles of Incorporation of the Company state that a director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions before such repeal or modification.

Other Expenses of Issuance and Distribution.

Coffee Pacifica has or will expend fees in relation to this registration statement as detailed below:

Auditors' Fees	$4,000
Transfer Agent Fees	$1,000
Registration Fees	$188.88
Attorney Fees	$15,000
Estimated additional expenses	$1,000
Total	$21,188.88

Recent Sales of Unregistered Securities.

The Company was incorporated in Nevada on December 21, 2001. The Company is authorized to issue 75,000,000 common shares with voting rights at a par value of $0.001. The Company has issued 7,360,521 common shares to the 321 shareholders. The Company founders were issued common shares as follows:

- issued to South Rim Financial Corp (Shailen Singh), 2,100,000 common shares for cash.

- issued to Brooks Farrell, 2,109,605 common shares for cash.

    issued to Jon Yogiyo, 2,100,000 common shares for cash.

On June 30, 2002, 255,000 shares were issued to 5 shareholders under a Private Placement Offering Memorandum for $.10 per share. Such shares were exempt from registration under Regulation S of the Securities Act of 1933.

On June 30, 2002, 1,000 shares were offered to 305 Papua New Guinea Farmers at $.10 per share. 305,000 shares were issued for a total of $30,500. These shares were exempt from registration pursuant to Regulation S of the Securities Act of 1933.

On June 30, 2002, 248,271 shares were issued to 5 shareholders at $.10 per share in lieu of a cash payment. Such shares were exempt from registration pursuant to Regulation S of the Securities Act of 1933.

On October 31, 2002, 252,250 shares were issued to 8 shareholders under a Private Placement Offering Memorandum for $.10 per share. Such shares were exempt from registration under Regulation S of the Securities Act of 1933.

The money received from share issuance was used to pay Coffee Pacifica expenses and a balance of $42,225 was deposited in the bank as of October 31, 2002

Exhibits.

3.1	Articles of Incorporation	Included
3.2	Bylaws	Included
5	Opinion re: Legality	Included
21	Subsidiaries of the Registrant	Included
23.1	Consent of Accountant	Included
23.2	Consent of Attorney (Included in Ex. 5)	Included

Undertakings.

Coffee Pacifica, Inc. hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Coffee Pacifica has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Coffee Pacifica will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Coffee Pacifica will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on December 3, 2002.

COFFEE PACIFICA, INC.

/s/ Shailen Singh

Shailen Singh, President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Shailen Singh

Shailen Singh, President, CEO, Director

/s/ Jon Yogivo

V.S. Jon Yogiyo, Director